[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.3

DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT

THIS DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT is made as of August 10, 2015 (the “Effective Date”) by and between ATARA BIOTHERAPEUTICS, INC, a Delaware corporation with an office at 701 Gateway Blvd, Suite 200, South San Francisco, CA 94080 (“Atara”) and COGNATE BIOSERVICES, INC., a Delaware corporation, with an office at 7513 Connelly Drive, Suite I, Hanover, MD 21076  (“Manufacturer”).

RECITALS:

WHEREAS, Atara desires to engage Manufacturer to perform certain Development and/or Manufacturing Services (as those terms are defined below), on the terms and conditions set forth below, and Manufacturer desires to perform such Services for Atara.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth in this Agreement, the parties hereto agree as follows:

Article 1
DEFINITIONS

Unless this Agreement expressly provides to the contrary, the following terms, whether used in the singular or plural, have the respective meanings set forth below.

1.1“Affiliate” means, with respect to either Atara or Manufacturer, any corporation, company, partnership, joint venture and/or firm which controls, is controlled by or is under common control with Atara or Manufacturer, as the case may be.  As used in the definition of Affiliate, “control” means (a) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction), and (b) in the case of non-corporate entities, the direct or indirect power to manage, direct or cause the direction of the management and policies of the non-corporate entity or the power to elect more than fifty percent (50%) of the members of the governing body of such non-corporate entity; provided, however, that, as applied to Atara, the terms of clause (b) will apply equally to corporate as well as non-corporate entities.

1.2“Agreement” means this Development and Manufacturing Services Agreement, together with all Appendices attached hereto, as amended from time to time by the parties in accordance with Section 15.6, and all fully signed Work Orders entered into by the parties.

1.3“API/Drug Substance” means the active pharmaceutical ingredient or drug substance identified on the applicable Work Order.

1.4“Applicable Law” means all applicable ordinances, rules, regulations, laws, requirements and court orders of any kind whatsoever of any competent Authority, as amended from time to time including cGMP (if applicable).

1.5“Atara Equipment” means the Equipment, if any, identified on the applicable Work Order as being provided by Atara or purchased or otherwise acquired by Manufacturer at Atara’s expense.

1.6“Atara Indemnitees” has the meaning set forth in Section 12.1.

1.7“Atara Materials” means the materials identified in the applicable Work Order as being provided by Atara, including labels (if any) for Product.

1.8“Atara Technology” means (a) Atara Materials and any intermediates, components, or derivatives of Atara Materials; (b) Product and any intermediates, components, or derivatives of Product; (c) Specifications; and (d) the Technology of Atara (i) existing prior to the Effective Date, or (ii) owned, conceived, created, developed or obtained by or on behalf of Atara independent of this Agreement and    [ * ].

1.9“Authority” means any competent government regulatory authority responsible for granting approvals for the performance of Services under this Agreement or for issuing regulations pertaining to the Manufacture and/or use of Product in the intended country of use, including the FDA.

1.10“Batch” means a specific quantity of Product that is intended to be of uniform character and quality, within specified limits, and is produced during the same cycle of Manufacture as defined by the applicable Batch record.

1.11“Batch Documentation” has the meaning set forth in Section 6.2.

1.12“Certificate of Analysis” means a document signed by an authorized representative of Manufacturer, describing Specifications for, and testing methods applied to, Product, and the results of testing, in each case in the form substantially attached hereto as Exhibit A.

1.13“Certificate of Compliance” means a document signed by an authorized representative of Manufacturer, certifying that a particular Batch was Manufactured in accordance with cGMP (if applicable), all other Applicable Law, and the Specifications, in each case in the form substantially attached hereto as Exhibit B.

1.14“cGMP” means current good manufacturing practices and regulations applicable to the Manufacture of Product that are promulgated by the applicable Authority.

1.15“Change Order” has the meaning set forth in Section 5.3.

1.16“Confidential Information” has the meaning set forth in Section 10.

1.17“Develop” or “Development” means the studies and other activities conducted by Manufacturer under this Agreement to develop and/or validate all or any part of a Manufacturing

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Process including analytical tests and methods, formulations and dosage forms and stability, if applicable.

1.18“Effective Date” has the meaning set forth in the preamble.

1.19“Equipment” means any equipment or machinery, including Atara Equipment, used by Manufacturer in the Development and/or Manufacturing of Product, or the holding, processing, testing or release of Product.

1.20“Facility” means the facilit(ies) of Manufacturer identified in the applicable Work Order.

1.21“FDA” means the United States Food and Drug Administration, and any successor agency having substantially the same functions.

1.22“FDCA” means the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §321 et seq., as amended from time to time.

1.23“force majeure” has the meaning set forth in Section 15.2.

1.24“Improvements” means all Technology and discoveries, inventions, developments, modifications, innovations, updates, enhancements, improvements, writings or rights (whether or not protectable under patent, trademark, copyright or similar laws) that are conceived, discovered, invented, developed, created, made or reduced to practice in the performance of Services under this Agreement.

1.25“Initial Work Order” means the first Work Order agreed to and executed by the parties on the Effective Date, and as attached hereto as Appendix A.

1.26“Man-In-Plant” has the meaning set forth in Section 6.4.

1.27“Manufacture” and “Manufacturing” means any steps, processes and activities necessary to produce Product including the manufacturing, processing, packaging, labeling, quality control testing, stability testing, release, storage or supply of Product.

1.28“Manufacturer Indemnitees” has the meaning set forth in Section 12.2.

1.29“Manufacturer Technology” means the Technology of Manufacturer (a) existing prior to the Effective Date; or (b) owned, conceived, created, developed or obtained by or on behalf of Manufacturer independent of this Agreement and [ * ].

1.30“Manufacturing Process” means any and all processes and activities (or any step in any process or activity) used by Manufacturer to Manufacture Product, as evidenced in the Batch Documentation or master Batch Documentation.

1.31“Manufacturing Improvements” has the meaning set forth in Section 9.4.

1.32“Permitted Subcontractor” has the meaning set forth in Section 3.3.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.33“Planned Deviation” means any deviation that is proposed or identified, in each case, by Atara or Manufacturer, and approved by the parties in writing prior to performance of the applicable Work Order.

1.34“Product” means any API/Drug Substance or drug product comprised of API/Drug Substance in each case as specified in the applicable Work Order, including, if applicable, bulk packaging and/or labeling as provided in such Work Order and manufactured by Manufacturer for Atara pursuant to this Agreement.

1.35“Quality Agreement” has the meaning set forth in Section 2.2.

1.36“Records” has the meaning set forth in Section 5.4(a).

1.37“Representative” has the meaning set forth in Section 3.1.

1.38“Scheduled Manufacturer Technology” has the meaning set forth in Section 9.2.

1.39“Services” means the Development, Manufacturing and/or other services described in a Work Order entered into by the parties.

1.40“Specifications” means the list of tests, references to any analytical procedures and appropriate acceptance criteria which are numerical limits, ranges or other criteria for tests described in order to establish a set of criteria to which Product at any stage of Manufacture should conform to be considered acceptable for its intended use that are provided by or approved by Atara, as such specifications are amended or supplemented from time to time by Atara in writing.

1.41“Technology” means all methods, techniques, trade secrets, copyrights, know-how, data, documentation, regulatory submissions, specifications and other intellectual property of any kind (whether or not protectable under patent, trademark, copyright or similar laws).

1.42“Work Order” means a written work order referencing this Agreement, substantially in the form attached hereto as Appendix B, for the performance of Services by Manufacturer under this Agreement.

Article 2
ENGAGEMENT OF MANUFACTURER

2.1Services and Work Orders.  From time to time, Atara may wish to engage Manufacturer to perform Services for Atara.  Such Services will be set forth in a Work Order. Each Work Order will be appended to this Agreement, will include the material terms for the project, and may include the scope of work, specified Services, Specifications, deliverables, timelines, milestones (if any), quantity, budget, payment schedule and such other details and special arrangements as are agreed to by the parties with respect to the activities to be performed under such Work Order.  No Work Order will be effective unless and until it has been agreed to and signed by authorized representatives of both parties.  Documents relating to the relevant project, including Specifications, proposals, quotations and any other relevant documentation, will only be effective if attached to the applicable Work Order and incorporated in the Work

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Order by reference.  Each fully signed Work Order will be subject to the terms of this Agreement and will be incorporated herein and form part of this Agreement.  Manufacturer will perform the Services specified in each fully signed Work Order, as amended by any applicable Change Order(s), and in accordance with the terms and conditions of such Work Order and this Agreement.  Notwithstanding the foregoing, nothing in this Agreement will obligate either party to enter into any Work Order under this Agreement beyond the initial Work Order executed and delivered simultaneously with this Agreement.

2.2Quality Agreement.  If appropriate or if required by Applicable Law, the parties will also agree upon a Quality Agreement containing quality assurance provisions for the Manufacture of Product (“Quality Agreement”).

2.3Conflict Between Documents.  If there is any conflict, discrepancy, or inconsistency between the terms of this Agreement and any Work Order, Quality Agreement, purchase order, or other document or form used by the parties, the terms of this Agreement will control.

Article 3
PROJECT PERFORMANCE

3.1Representatives.  Each party will appoint a representative having primary responsibility for day-to-day interactions with the other party for the Services (each, a “Representative”), who will be identified in the applicable Work Order.  Each party may change its Representative by providing written notice to the other party in accordance with Section 15.3; provided that each party will use reasonable efforts to provide the other party with [ * ] prior written notice of any change in its Representative for the Services.  Except for notices or communications required or permitted under this Agreement, which will be subject to Section 15.3, or unless otherwise mutually agreed by the parties in writing, all communications between Manufacturer and Atara regarding the conduct of the Services pursuant to such Work Order will be addressed to or routed directly through the parties’ respective Representatives.

3.2Communications.  The parties will hold project team meetings via teleconference or in person, on a periodic basis as agreed upon by the Representatives.  Manufacturer will make written reports to Atara to the extent and as specified in the applicable Work Order.

3.3Subcontracting.  Manufacturer may not subcontract with any third party including any Affiliate of Manufacturer, to perform any of its obligations under this Agreement without the prior written consent of Atara (each such subcontractor, a “Permitted Subcontractor”).  For clarity, execution of the Work Order constitutes prior written approval that such subcontractors shall be deemed Permitted Subcontractors for purposes of the preceding sentence to the extent such subcontractors are specified in the applicable Work Order. Manufacturer will be solely responsible for the performance of any Permitted Subcontractor, and for [ * ].  Manufacturer will cause any such Permitted Subcontractor to be bound by, and to comply with, the terms of this Agreement, as applicable, including all confidentiality, quality assurance, regulatory and other obligations and requirements of Manufacturer set forth in this Agreement.  In no event will Manufacturer be responsible for the performance of any third party retained by Atara to perform any services in connection with the Services rendered by Manufacturer, including suppliers,

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

distributors, consultants, agents or testing entities, unless and then only to the extent Manufacturer’s negligence or willful misconduct causes such third party’s failure to perform.

3.4Duty to Notify.  Manufacturer will [ * ] notify Atara if at any time during the term of this Agreement Manufacturer believes that it will be unable to perform or complete the Services in accordance with the production schedule agreed in any Work Order.  Compliance by Manufacturer with this Section 3.4 will not relieve Manufacturer of any other obligation or liability under this Agreement; provided that Manufacturer’s failure to provide notice under this Section 3.4 will not relieve Atara of any obligation or liability it has under this Agreement unless Atara is materially prejudiced by such failure to receive notice.

Article 4
MATERIALS AND EQUIPMENT

4.1Supply of Materials.  Manufacturer will supply, in accordance with the payment schedule(s) included in the applicable Work Order, and in accordance with the relevant approved raw material specifications, all materials to be used by Manufacturer in the performance of Services under a Work Order other than the Atara Materials specified in such Work Order.  Atara or its designees will provide Manufacturer with the Atara Materials.  Manufacturer agrees (a) to acknowledge receipt of all Atara Materials received; (b) not to provide Atara Materials to any third party without the express prior written consent of Atara; (c) not to use Atara Materials for any purpose other than conducting the Services, and without limiting the generality of the foregoing, will not analyze, characterize, modify or reverse engineer any Atara Materials or take any action to determine the structure or composition of any Atara Materials unless required pursuant to a signed Work Order; and (d) to destroy or return to Atara all unused quantities of Atara Materials according to Atara’s written directions and at Atara’s sole cost and expense.

4.2Ownership of Materials.  Atara will at all times retain title to and ownership of the Atara Materials, Product, any intermediates and components of Atara Materials or Product, and any work in process at each and every stage of the Manufacturing Process.  Manufacturer will provide within the Facility an area or areas where the Atara Materials, Product, any intermediates and components of Atara Materials or Product, and any work in process are segregated and stored in accordance with the Specifications and cGMP (if applicable), and in such a way as to be able at all times to clearly distinguish such materials from products and materials belonging to Manufacturer, or held by it for a third party’s account.  Atara will provide the Atara Materials (and any intermediates and components of any Atara Materials) to Manufacturer free and clear of all liens and encumbrances and Manufacturer will ensure that such Atara Materials and Product, any intermediates and components of any Atara Materials or Product, and any work in process are free and clear of any liens or encumbrances.  Manufacturer will at all times take such reasonable measures as are required to protect the Atara Materials, Product, any intermediates and components of any Atara Materials or Product, and any work in process from loss, damage and theft at all stages of the Manufacturing Process.  Manufacturer will [ * ] notify Atara if at any time it believes any Product or Atara Materials, or any intermediates and components of any Atara Materials or Product, or any work in process have been damaged, lost or stolen.

4.3Supply of Equipment.  Unless otherwise agreed in a Work Order, Manufacturer will supply all Equipment necessary to perform the Services, except that Atara will supply the Atara

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Equipment, if any.  Manufacturer will not use the Atara Equipment except in performance of Services under the applicable Work Order.  The Atara Equipment will be delivered to Manufacturer’s Facility free and clear of all liens and encumbrances.  Title to any such delivered Atara Equipment will remain with Atara and Manufacturer will ensure that the Atara Equipment is properly labeled as Atara property and remains free and clear of any liens or encumbrances.  At Atara’s written request, the Atara Equipment will be returned to Atara, or to Atara’s designee, at Atara’s sole cost and expense.  Manufacturer will be responsible, at Atara’s cost, for maintenance of the Atara Equipment.  To the extent Atara provides spare parts for the Atara Equipment, such spare parts will remain the property of Atara and will be used by Manufacturer only for maintenance of the Atara Equipment.  Manufacturer will [ * ] notify Atara if at any time it believes any Atara Equipment has been damaged, lost or stolen.

Article 5
DEVELOPMENT AND MANUFACTURE OF PRODUCT

5.1Resources; Applicable Law.  Manufacturer will comply with all Applicable Law in performing Services.

5.2Facility.

(a)Performance of Services.  Manufacturer will perform all Services at the Facility, provide all staff necessary to perform the Services in accordance with the terms of the applicable Work Order and this Agreement, and hold at such Facility, all Equipment, Atara Equipment, Atara Materials and other items used in the Services.  Manufacturer will not change the location of such Facility or use any additional facility for the performance of Services under this Agreement without [ * ] prior written notice to, and prior written consent from Atara, which consent will not be unreasonably withheld, conditioned, or delayed (it being understood and agreed that Atara may withhold consent pending satisfactory completion of a quality assurance audit and/or regulatory impact assessment of the new location or additional facility, as the case may be).  Manufacturer will maintain, [ * ], the Facility and all Equipment required for the Manufacture of Product in a state of repair and operating efficiency consistent with the requirements of cGMP (if applicable) and all Applicable Law.

(b)Facility Validation.  Atara will be responsible for performing all validation of any Atara Equipment, unless otherwise agreed in any Work Order.  Manufacturer will be responsible for performing all validation of the Facility, Equipment and cleaning and maintenance processes employed in the Manufacturing Process in accordance with cGMP (if applicable), Manufacturer’s SOPs, the applicable Quality Agreement (if any), Applicable Law, and in accordance with any other validation procedures established by Atara and agreed to in writing by Manufacturer.

(c)Licenses and Permits.  Manufacturer will be responsible for obtaining, at its expense, any Facility or other licenses or permits, and any regulatory and government approvals necessary for the performance of Services by Manufacturer under this Agreement.  At Atara’s request, Manufacturer will provide Atara with copies of all such approvals and submissions to Authorities and, subject to the obligations of confidentiality set forth herein and Applicable Law, Atara will have the right to use any and all information contained in such approvals or

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

submissions to the extent required in connection with regulatory approval and/or commercial development of Product.

(d)Access to Facility.  On such dates and at such times as Manufacturer and Atara agree, Manufacturer will permit Atara or its duly authorized representatives to observe and consult with Manufacturer during the performance of Services under this Agreement, including the Manufacturing of any Batch of Product.  Manufacturer also agrees that Atara and its duly authorized agents will have access, during normal business hours and during active Manufacturing, to inspect the Facility and Manufacturing Process to [ * ], including inspection of (i) the Equipment and materials used in the performance of Services; (ii) the holding facilities for such materials and Equipment; and (iii) all Records relating to such Services and the Facility; provided that Atara provides Manufacturer with [ * ] prior written request of such inspection (other than in the case of “for cause” audits).  Atara will also have the right, at its expense, to conduct [ * ] upon reasonable prior written notice to Manufacturer, and Manufacturer agrees to cooperate with Atara [ * ].  Atara will and will cause its duly authorized representatives (including the Man-In-Plant) to, comply with the Manufacturer’s reasonable instructions and/or monitoring policies (as the same may be amended from time to time) at all times any Atara representatives are in the Facility.  Notwithstanding any other provision contained herein but subject to “for cause” audits, in no event will Atara request or be entitled to more than [ * ]. Each [ * ] will not [ * ]. For each additional [ * ] Atara requires such [ * ], Atara will be billed in accordance with the [ * ] rate set forth in the Work Order.

5.3Changes to Work Orders, Manufacturing Process, and Specifications.

(a)Changes to Work Orders.  If the scope of work of a Work Order changes, then the applicable Work Order may be amended as provided in this Section 5.3(a).  If a required modification to a Work Order is identified by Atara or by Manufacturer, the identifying party will notify the other party in writing as soon as reasonably possible.  Manufacturer will provide Atara with a change order containing a description of the required modifications and their effect on the scope, fees and timelines specified in the Work Order (“Change Order”), and will use reasonable efforts to do so [ * ] of receiving or providing such notice, as the case may be.  No Change Order will be effective unless and until it has been signed by authorized representatives of both parties.  If Atara does not approve such Change Order, and has not terminated the Work Order, but requests the Work Order to be amended to take into account the modification, then the parties will use reasonable efforts to agree on a Change Order that is mutually acceptable.  If practicable, Manufacturer will continue to work under the existing Work Order during any such negotiations, provided such efforts would facilitate the completion of the work envisioned in the proposed Change Order, but will not commence work in accordance with the Change Order until it is authorized in writing by Atara.  Atara will be responsible for all agreed upon additional costs and expenses related to any Change Order or continued performance under any existing Work Order, whether proposed by Atara or Manufacturer.

(b)Changes to Process/Specifications.  Any amendment, change or other modification to the Manufacturing Process or Specifications for any Product must be approved in advance by Atara and will be made in accordance with the change control provisions of the applicable Quality Agreement, if any.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.4Record and Sample Retention.

(a)Records.  Manufacturer will keep complete and accurate records (including reports, accounts, notes, data, and records of all information and results obtained from performance of Services) of all work done by it under this Agreement, in form and substance as specified in the applicable Work Order, the applicable Quality Agreement, and this Agreement (collectively, the “Records”).  All such Records will be the property of Atara. Except as required by or necessary to comply with Applicable Law, Manufacturer will not transfer, deliver or otherwise provide any such Records to any party other than Atara, without the prior written approval of Atara.  Records will be available at reasonable times for inspection, examination and copying by or on behalf of Atara.  All original Records of the Development and Manufacture of Product under this Agreement will be retained and archived by Manufacturer in accordance with cGMP (if applicable) and Applicable Law, but in no case for less than a period of [ * ] following completion of the applicable Work Order.  Upon Atara’s request and at Atara’s sole cost and expense, Manufacturer will [ * ] provide Atara with copies of such Records.  [ * ] after completion of a Work Order, all of the aforementioned records will be sent to Atara or Atara’s designee at Atara’s sole cost and expense; provided, however, that Atara may elect to have such Records retained in Manufacturer’s archives for an additional period of time at a reasonable charge to Atara. Manufacturer will retain copies of all of such Records and Atara will provide Manufacturer full access to all original Records if Manufacturer is required or compelled to furnish any of such original Records in connection with a regulatory inspection by any Authority or otherwise in connection with Applicable Law.

(b)Sample Retention.  Manufacturer will take and retain, for such period and in such quantities as may be required by cGMP (if applicable) and the applicable Quality Agreement, samples of Product from the Manufacturing Process produced under this Agreement.  Further, upon Atara’s written request, Manufacturer will submit such samples to Atara at Atara’s sole cost and expense.

5.5Regulatory Matters.

(a)Regulatory Approvals.  Atara will be responsible for obtaining, at its sole cost and expense, all regulatory and governmental approvals and permits necessary for Atara’s use of any Product Developed and/or Manufactured under this Agreement, including investigational new drug application, biologics license application, new drug application, and abbreviated new drug application submissions and any analogous submissions filed with the appropriate Authority of a country other than the United States.  Manufacturer will be responsible for providing Atara with all supporting data and information relating to the Development and/or Manufacture of Product necessary for obtaining such approvals, including all Records, raw data, reports, authorizations, certificates, methodologies, Batch Documentation, raw material specifications, SOPs or references to a drug master file or international equivalent, as the case may be, standard test methods, Certificates of Analysis, Certificates of Compliance and other documentation, in each case, in the possession or under the control of Manufacturer and applicable to the Development and Manufacture of Product (or any intermediate, or component of Product).

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)Regulatory Inspections.  Manufacturer will permit Atara or its agents to be present and participate in any Authority’s regulatory visit or inspection of the Facility with respect to (i) any Product of Atara Manufactured by Manufacturer pursuant to this Agreement or (ii) the Manufacturing Process.  Manufacturer will (unless legally prohibited from doing so) give as much advance notice as possible to Atara of any such visit or inspection.  Manufacturer will (unless legally prohibited from doing so) provide Atara with a copy of any report or other written communication received from such Authority in connection with such visit or inspection, and any written communication received from any Authority relating to any Product, the Facility (if it addresses or adversely affects the Development and/or Manufacture of Product) or the Manufacturing Process (which communication will be redacted to remove information pertaining to or affecting any other third party, if any), within [ * ] after receipt, and will consult with, and to the extent not legally prohibited, obtain approval from, Atara before responding to each such communication, which approval will not be unreasonably withheld, conditioned or delayed.  Manufacturer will provide Atara with a copy of that portion of Manufacturer’s final responses addressing the Manufacture of Product or the Manufacturing Process within [ * ] after submission to the applicable Authority.

5.6Waste Disposal.  The generation, collection, storage, handling, transportation, movement and release of hazardous materials and waste generated in connection with the Services will be the responsibility of Manufacturer [ * ].

5.7Safety Procedures.  Manufacturer will be solely responsible for implementing and maintaining health and safety procedures for the performance of Services and for the handling of any materials or hazardous waste used in or generated by the Services.  Manufacturer, in consultation with Atara, will develop safety and handling procedures for API/Drug Substance and Product; provided, however, that Atara [ * ].

Article 6
TESTING AND ACCEPTANCE PROCESS

6.1Testing by Manufacturer.  The Product Manufactured under this Agreement will be Manufactured in accordance with the Manufacturing Process approved by Atara, and with cGMP (unless otherwise expressly stated in the applicable Work Order).  Each Batch of Product will be sampled and tested by Manufacturer, a Permitted Subcontractor, or by a third party retained by Atara,  against the Specifications, and the quality assurance department of Manufacturer will review the documentation relating to the Manufacture of the Batch and will assess if the Manufacture has taken place in compliance with cGMP (if applicable) and the Manufacturing Process.

6.2Provision of Records.  If, based upon such tests and documentation review, a Batch of Product conforms to the Specifications and was Manufactured according to cGMP (if applicable) and the Manufacturing Process, then a Certificate of Compliance will be completed and approved by the quality assurance department of Manufacturer.  This Certificate of Compliance, a Certificate of Analysis, the Specifications, and a complete and accurate copy of the Batch records (collectively, the “Batch Documentation”) for each Batch of Product will be delivered to Atara by a reputable overnight courier or by registered or certified mail, postage prepaid, return receipt required to verify delivery date.  Upon request, Manufacturer will also deliver to

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Atara, at Atara’s sole cost and expense, all relevant raw data, reports, authorizations, certificates, methodologies, raw material specifications, SOPs, standard test methods, and other documentation, in each case, in the possession or under the control of Manufacturer and relating to the Manufacture of each Batch of Product.  If Atara requires additional copies of such Batch Documentation, these will be provided by Manufacturer to Atara at Atara’s sole cost and expense.  Manufacturer will retain a copies of all of such Batch Documentation and Atara will provide Manufacturer full access to all original Batch Documentation if Manufacturer is required or compelled to furnish any of such original Batch Documentation in connection with a regulatory inspection by any Authority or otherwise in connection with Applicable Law.

6.3Review of Batch Documentation.  Atara will review the Batch Documentation for each Batch of Product and may test samples of the Batch of Product against the Specifications.  Atara will notify Manufacturer in writing of its acceptance or rejection of such Batch within [ * ] of receipt of the complete Batch Documentation relating to such Batch. During this review period, the parties agree to respond promptly, but in any event within ten (10) days, to any reasonable inquiry or request for a correction or change by the other party with respect to such Batch Documentation.

6.4[ * ]

6.5Disputes.  In case of any disagreement between the parties as to whether Product conforms to the applicable Specifications or cGMP (if applicable), the quality assurance representatives of the parties will attempt in good faith to resolve any such disagreement and Atara and Manufacturer will follow their respective SOPs to determine the conformity of the Product to the Specifications and cGMP (if applicable).  If the foregoing discussions do not resolve the disagreement in a reasonable time (which will not exceed [ * ]), a representative sample of such Product and/or relevant documentation will be submitted to an independent testing laboratory (in the case of an alleged failure to meet Specifications) and/or independent cGMP consultant (in the case of an alleged failure to comply with cGMP), as appropriate, that are, in each case, mutually agreed upon by the parties for tests and final determination of whether such Product conforms with such Specifications and/or cGMP (if applicable).  The laboratory must meet cGMP (if applicable).  The laboratory and consultant, as applicable, must be of recognized standing in the industry, and consent to the appointment of such laboratory and consultant will not be unreasonably withheld or delayed by either party.  Such laboratory will use the test methods contained in the applicable Specifications.  The determination of conformance by such laboratory and/or cGMP consultant, as applicable, with respect to all or part of such Product will be final and binding on the parties absent manifest error.  The fees and expenses of the laboratory and/or consultant, as applicable, incurred in making such determination will be paid by the party against whom the determination is made.

6.6Product Non-Compliance and Remedies.

If the parties agree or if determined in accordance with Section 6.5 above that a Batch of Product (i) fails to conform to the Specifications,  (ii) was not Manufactured in compliance with cGMP (if applicable) or (iii) was not Manufactured in compliance with the Manufacturing Process (as modified by any Planned Deviations, if any), then, then Manufacturer will, [ * ]:

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(A)[ * ] (as evidenced by supporting documentation reasonably satisfactory to Manufacturer), including the [ * ]; or

(B)[ * ].

Moreover, the parties will meet to discuss, evaluate and analyze the reasons for and implications of the failure to comply with the Specifications, cGMP (if applicable) and/or the Manufacturing Process and will decide whether to proceed with or to amend the applicable Work Order via a Change Order, or to terminate such Work Order.  For clarity, whether the parties agree a Batch is non-conforming or if a Batch is determined to be non-conforming pursuant to Section 6.5, in no event will Manufacturer be responsible for [ * ] under clause (A) above or for [ * ] under clause (B) above, if the failure of the Batch to conform is caused by any of the (x) [ * ], (y) [ * ], or (z) [ * ] (except, in each case, to the extent caused by (i) [ * ] or (ii) [ * ]).

6.7Disposition of Non-Conforming Product.  The ultimate disposition of non-conforming Product will be the responsibility of Atara’s quality assurance department.

Article 7
SHIPPING AND DELIVERY

Manufacturer agrees not to ship Product to Atara or its designee until it has received a written approval from Atara or Atara’s designee to release and ship.  Manufacturer will ensure that each Batch will be delivered to Atara or Atara’s designee, (a) on the delivery date and to the destination agreed to by the parties; and (b) in accordance with the instructions for shipping and packaging agreed to by the parties in the applicable Work Order, or as otherwise agreed to by the parties in writing. Delivery terms will be [ * ] (Incoterms 2010).  A bill of lading will be furnished to Atara with respect to each shipment.

Article 8
FEES AND PAYMENTS

8.1Price.  The price of Product and/or the fees and expenses for the performance of Services will be set forth in the applicable Work Order.  All dollar ($) amounts specified in this Agreement are United States dollar amounts and all payments to be made under this Agreement will be made in United States dollars.

8.2Invoice.  Manufacturer will invoice Atara according to the invoice schedule in the applicable Work Order, referencing in each such invoice the Work Order(s) to which such invoice relates.Unless otherwise specified in the applicable Work Order, payment of undisputed amounts (other than amounts under invoices disputed with respect to a non-conforming Batch, which dispute will be resolved pursuant to Section 6.5) will be due [ * ] after Atara’s receipt of electronic transmission of the invoice (and reasonable supporting documentation pertaining to any disbursements).  Payments will be made in United States Dollars. A [ * ] service charge will be applied to all undisputed overdue balances (other than overdue balances under invoices disputed with respect to a non-conforming Batch, which dispute will be resolved pursuant to Section 6.5).

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.3Payments.  Atara will make all payments pursuant to this Agreement by wire transfer in immediately available funds to a bank account designated in writing by Manufacturer in the invoice associated with the applicable Work Order.

8.4Financial Records.  Manufacturer will keep accurate records of all Services performed and invoice calculations, and, upon the request of Atara, will permit Atara or its duly authorized agents to examine such records during normal business hours and in accordance with the terms of Section 5.2(d) for the purpose of verifying the correctness of all such calculations.

8.5Taxes.  All duty, sales, use or excise taxes imposed by any governmental entity that apply to the provision of Services will be borne solely by Atara (other than taxes based upon the income of Manufacturer).

Article 9
INTELLECTUAL PROPERTY RIGHTS

9.1Atara Technology.  All rights to and interests in Atara Technology will remain solely in Atara and no right or interest therein is transferred or granted to Manufacturer under this Agreement.  Manufacturer acknowledges and agrees that it does not acquire a license or any other right to Atara Technology except for the limited purpose of carrying out its duties and obligations under this Agreement and that such limited, non-exclusive, license will expire upon the completion of such duties and obligations or the termination or expiration of this Agreement, whichever is the first to occur.

9.2Manufacturer Technology.  All rights to and interests in Manufacturer Technology will remain solely in Manufacturer and, except for the limited, non-exclusive license set forth in this Agreement, no right or interest therein is transferred or granted to Atara under this Agreement.  Manufacturer hereby grants to Atara a non-exclusive, [ * ],, license to Atara, [ * ] use and modify Manufacturer Technology listed on Schedule I of this Agreement (“Scheduled Manufacturer Technology”) to the extent necessary or useful to [ *  ] Product.  Manufacturer covenants and agrees that in the event Manufacturer Technology is used in the Manufacture of Product under this Agreement that is not listed on Schedule I of this Agreement, Manufacturer hereby grants to Atara a non-exclusive, [ * ] license to Atara [ * ] to use and modify such Manufacturer Technology to the extent necessary or useful to [ * ] Product.

9.3Improvements.  Manufacturer agrees (a) to promptly disclose all patentable Improvements; (b) that all Improvements will be the sole and exclusive property of Atara; and (c) that Manufacturer will assign and does assign all Improvements to Atara (or its designee) [ * ].  Manufacturer will take such steps as Atara may reasonably request (at Atara’s sole cost and expense) to vest in Atara (or its designee) ownership of the Improvements.

9.4Non-Exclusive License.  Atara hereby grants to Manufacturer a non-exclusive, perpetual, irrevocable, fully paid-up, worldwide license, with the right to sub-license, to use Improvements made in the performance of the Services that relate to manufacturing technology, production methods, purification processes and filling processes generally or that are otherwise applicable to performance of development and manufacturing services of products that do not

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

involve (a) [ * ] or (b) use other Confidential Information of Atara (collectively, “Manufacturing Improvements”).

9.5Patent Filings.  Atara will have the exclusive right and option, but not the obligation, to prepare, file, prosecute, maintain and defend, at its sole expense, any patents that claim or cover the Improvements.

9.6Technology Transfer.  If Atara elects to Manufacture Product, [ * ], then [ * ] in order to Manufacture Product.  Atara will compensate Manufacturer for such assistance as set forth in the Work Order attached hereto.

Article 10
CONFIDENTIALITY

10.1Definition.  “Confidential Information” means any and all non-public scientific, technical, financial regulatory or business information, or data or trade secrets in whatever form (written, oral or visual) that is furnished or made available by one party (the “Discloser”) to the other (the “Recipient”) or developed by either Party under this Agreement.  Confidential Information of Atara includes (x) Atara Materials, Atara Technology and Improvements; (y) development and marketing plans, regulatory and business strategies, financial information, and forecasts of Atara; and (z) all information of third parties that Atara has an obligation to keep confidential. Confidential Information of Manufacturer includes (w) this Agreement, (x) Manufacturer Technology; (y) development and marketing plans, regulatory and business strategies, financial information, and forecasts of Manufacturer; and (z) all information of third parties that Manufacturer has an obligation to keep confidential.

10.2Confidentiality Obligations.  Recipient agrees to (a) hold in confidence all Discloser’s Confidential Information, and not disclose Discloser’s Confidential Information except as expressly provided in Sections 5.5(a) and 10.3, without the prior written consent of Discloser; (b) use Discloser’s Confidential Information solely to carry out Recipient’s obligations under this Agreement; (c) treat Discloser’s Confidential Information with the same degree of care Recipient uses to protect Recipient’s own confidential information but in no event with less than a reasonable degree of care; and (d) reproduce Discloser’s Confidential Information solely to the extent necessary to carry out Recipient’s obligations under this Agreement and any agreements executed pursuant to this Agreement, with all such reproductions being considered Discloser’s Confidential Information.

10.3Permitted Disclosure.  Recipient may provide Discloser’s relevant Confidential Information to its Affiliates, and to its and their directors, employees, consultants (including, with respect to Atara, the Man-In-Plant), contractors and agents; provided, however, that in each case (a) each of such Affiliates, directors, employees, consultants, contractors and agents have a bona fide need to know Discloser’s Confidential Information to perform its obligations under this Agreement (including any Work Order executed hereunder), (b) are bound by written obligations of confidentiality with respect to the Discloser’s Confidential Information that are at least as restrictive as those set forth in this Agreement; and (c) Recipient remains liable for the compliance by and breach of such Affiliates, employees, consultants (including, with respect to Atara, the Man-In-Plant), contractors and agents with such obligations.  Recipient may also

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

disclose Discloser’s Confidential Information to third parties only to the extent such disclosure is required to comply with Applicable Law, the rules of any stock exchange or listing entity, or to defend or prosecute litigation; provided, that to the extent not prohibited by Applicable Law, Recipient provides prior written notice of such disclosure to Discloser, takes all reasonable and lawful actions to avoid or minimize the degree of such disclosure, and cooperates reasonably with Discloser in any efforts to seek a protective order.  If disclosure of Discloser’s Confidential Information is nevertheless required, Recipient will disclose only that portion of Discloser’s Confidential Information that is legally required and then only to those parties legally required. Furthermore, (i) Atara may disclose Confidential Information of Manufacturer relating to the Development and/or Manufacture of Product to [ * ], and who in each case have a specific need to know such Confidential Information and who are bound by a like obligation of confidentiality and restrictions on use; provided such Confidential Information of Manufacturer shall not include or reference any of the information specified on Exhibit C hereto; and (ii) Manufacturer may disclose the existence and key financial terms of this Agreement and the fact that Manufacturer is performing the Services for Atara to [ * ], and who in each case have a specific need to know such Confidential Information and who are bound by a like obligation of confidentiality and restrictions on use.

10.4Exceptions.  Recipient’s obligations of non-disclosure, non-use and confidentiality under this Agreement will not apply to any portion of Discloser’s Confidential Information that Recipient can demonstrate, by competent proof:

(a)is generally known to the public at the time of disclosure or becomes generally known through no wrongful act on the part of Recipient or its Affiliates;

(b)is in Recipient’s or its Affiliates’ possession at the time of disclosure other than as a result of Recipient’s or its Affiliate’s breach of any legal obligation, as demonstrated by competent and contemporaneous written documentation;

(c)becomes known to Recipient or its Affiliates on a non-confidential basis through disclosure by sources other than the Discloser having the legal right to disclose such Confidential Information; or

(d)is independently developed by Recipient or its Affiliates without reference to or reliance upon Discloser’s Confidential Information, as demonstrated by competent and contemporaneous written documentation.

If Recipient is required by a governmental authority or by order of a court of competent jurisdiction to disclose any Confidential Information, Recipient will give Discloser prompt written notice of such requirement or order and Recipient will take all reasonable and lawful actions, at Discloser’s cost and expense, to avoid or minimize the degree of such disclosure.  Recipient will cooperate reasonably with Discloser, at Discloser’s cost and expense, in any efforts to seek a protective order. If disclosure of Discloser’s Confidential Information is nevertheless required, Recipient will disclose only that portion of Discloser’s Confidential Information that is legally required and then only to those parties legally required.

10.5Injunctive Relief.  Recipient agrees that monetary damages would not be a sufficient remedy for any threatened or actual breach by Recipient or its Affiliates, and its and their

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

directors, employees, consultants, contractors and agents, of the obligations of confidentiality and limitations on Use of Confidential Information in this Article 10 and that Discloser, without posting any bond and without liability should relief be denied, modified or vacated, is entitled to equitable relief including an injunction to stop any actual breach.  Discloser is entitled to pursue all available remedies, at law or in equity, alternatively or cumulatively, in the event of a threatened or actual breach of this Article 10.

Article 11
REPRESENTATIONS AND WARRANTIES

11.1Manufacturer Representations and Warranties.  Manufacturer represents and warrants to Atara that:

(a)it has the full power and right to enter into this Agreement and that there are no outstanding agreements, assignments, licenses, encumbrances or rights of any kind held by other parties, private or public, that are inconsistent with the provisions of this Agreement;

(b)the execution and delivery of this Agreement by Manufacturer has been authorized by all requisite corporate action and this Agreement is and will remain a valid and binding obligation of Manufacturer, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors;

(c)the Services will be performed, in all material respects, with requisite care, skill and diligence, by individuals who are appropriately trained and qualified; and in accordance with Applicable Law and industry standards and all applicable provisions of Atara’s written policies and procedures that have been provided to Manufacturer and set forth in the applicable Work Order.

(d)the use of the Manufacturer Technology does not violate any patent, trade secret or other proprietary or intellectual property rights of any third party and it will notify Atara in writing should it become aware of any claims asserting such violation;

(e)to the best of Manufacturer’s knowledge, the performance of the Services will not violate any patent, trade secret or other proprietary or intellectual property rights of any third party and it will notify Atara in writing should it become aware of any claims asserting such violation. For clarity, the Manufacturer makes no representations or warranties about the intellectual property status of any Atara Technology or its use in connection with the Services;

(f)at the time it is delivered to Atara pursuant to the third sentence of Article 7, the Product Manufactured under this Agreement will (i) have been Manufactured in accordance with cGMP (if applicable) and all other Applicable Law, and subject to Planned Deviations and/or any Change Orders, the Manufacturing Process, the applicable Quality Agreement (if any), and Specifications; and

(g)Manufacturer, its approved subcontractors, and each of their respective officers and directors, as applicable, and any person used by Manufacturer or its  approved subcontractors to perform Services under this Agreement: (a) have not been debarred and are not

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

subject to a pending debarment pursuant to section 306 of the United States Food, Drug and Cosmetic Act, 21 U.S.C. § 335a; (b) are not ineligible to participate in any federal and/or state healthcare programs or federal procurement or non-procurement programs (as that term is defined in 42 U.S.C. 1320a-7b(f)); (c) are not disqualified by any government or regulatory authorities from performing specific services, and are not subject to a pending disqualification proceeding; and (d) have not been convicted of a criminal offense related to the provision of healthcare items or services and are not subject to any such pending action.  Manufacturer will notify Atara [ * ] if Manufacturer, its approved subcontractors, or any person used to perform Services under this Agreement, or any of their respective officers or directors, as applicable, is, to the best of Manufacturer’s knowledge, subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending, or to Manufacturer’s knowledge, is threatened.

11.2Atara Representations and Warranties.  Atara represents and warrants to Manufacturer that:

(a)it has the full power and right to enter into this Agreement and that there are no outstanding agreements, assignments, licenses, encumbrances or rights held by other parties, private or public, that are inconsistent with the provisions of this Agreement;

(b)the execution and delivery of this Agreement by Atara has been authorized by all requisite corporate action and this Agreement is and will remain a valid and binding obligation of Atara, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors; and

(c)to the best of Atara’s knowledge, none of (i) the Atara Materials, (ii) any intermediates, components, or derivatives of Atara Materials, (iii) Product or any intermediates, components or derivatives of Product, (iv) Specifications, (v) the Atara Technology or (vi) any intellectual property rights in any of (i) through (v), used in the Services infringes infringe any proprietary or intellectual property rights of any third party; and Atara will notify Manufacturer in writing should it become aware of any claims asserting such violation.

11.3Disclaimer of Other Representations and Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT.

Article 12
INDEMNIFICATION

12.1Indemnification by Manufacturer.  Manufacturer will indemnify, defend and hold harmless Atara, its Affiliates and its and their respective officers, directors, employees, subcontractors, and agents (collectively, the “Atara Indemnitees”) against any and all losses, damages, liabilities or expenses (including reasonable attorneys’ fees and other costs of defense) (collectively, “Losses”) in connection with any and all actions, suits, claims or demands (collectively, “Claims”) that may be brought or instituted against any Atara Indemnitee by any

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

third party to the extent they arise out of or relate to any (a) [ * ]; or (b) [ * ], except in the case of (a) or (b), to the extent any of such Claims arise out of or relate to (i) [ * ], (ii) [ * ] or (iii) [ * ].

12.2Indemnification by Atara.  Atara will indemnify, defend and hold harmless Manufacturer, its Affiliates and its and their respective officers, directors, employees, Permitted Subcontractors, other approved third parties, and agents (collectively, the “Manufacturer Indemnitees”) against any and all Losses in connection with any and all Claims that may be brought or instituted against any Manufacturer Indemnitee by any third party to the extent they arise out of or relate to (a) [ * ] (b)[ * ] or (c) [ * ].

12.3Indemnification Procedures: Calculation of Losses.  Each party must notify the other party [ * ] of receipt of any claims made for which the other party might be liable under Section 12.1 or 12.2, as the case may be.  Subject to Section 12.4, the indemnifying party will have the sole right to defend, negotiate, and settle such Claims.  The indemnified party will be entitled to participate in the defense of such matter and to employ counsel at its expense to assist in such defense; provided, however, that the indemnifying party will have final decision-making authority regarding all aspects of the defense of any Claim, so long as the indemnifying party is solely responsible for fully indemnifying the indemnified party and the indemnified party is fully and finally released from any liability in respect of such Claim.  The party seeking indemnification will provide the indemnifying party with such information and assistance as the indemnifying party may reasonably request, at the expense of the indemnifying party.

12.4Mitigation.  Each indemnified party shall take all reasonable steps to mitigate Losses for which indemnification may be claimed by them pursuant to this Agreement upon and after becoming aware of any event that could reasonably be expected to give rise to any such Losses.

12.5No Duplicate Recovery between Parties.

Any liability for indemnification under this Article 12 shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability.

12.6Settlement.  Neither party will be responsible or bound by any settlement of any claim or suit made without its prior written consent; provided, however, that the indemnified party will not unreasonably withhold, condition, or delay such consent.  If a settlement contains an absolute waiver of liability for the indemnified party, and each party has acted in compliance with the requirements of this Article 12, then the indemnified party’s consent will be deemed given.  If requested by the indemnifying party, the indemnified party will cooperate with the indemnifying party and its counsel in contesting any Claim or, if appropriate and related to the Claim in question, in making any counterclaim against the third party claimant, or any cross complaint against any other party (other than the indemnified party or its Affiliates); provided that the indemnifying party shall reimburse the indemnified party for its reasonable out-of-pocket expenses.

12.7Limitation of Liability.  NEITHER PARTY WILL BE LIABLE UNDER ANY LEGAL THEORY (WHETHER TORT, CONTRACT OR OTHERWISE) FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER,

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

INCLUDING LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, HOWEVER CAUSED, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT AS A RESULT OF A BREACH OF THE CONFIDENTIALITY AND NON-USE OBLIGATIONS IN SECTION 10.  NOTHING IN THIS SECTION 12.7 IS INTENDED TO (A) LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY OR (B) APPLY TO AMOUNTS PAYABLE TO MANUFACTURER BY ATARA UNDER THIS AGREEMENT, INCLUDING UNDER ANY WORK ORDER OR UNDER ARTICLE 14. ATARA’s MAXIMUM AGGREGATE LIABILITY WITH RESPECT TO USE OF ANY SERVICE WILL NOT EXCEED [ * ] AND THE MANUFACTURER’S MAXIMUM AGGREGATE LIABILITY WITH RESPECT TO THE PROVISION OF ALL SERVICES UNDER OR IN CONNECTION WITH THIS AGREEMENT WILL NOT EXCEED [ * ].

Article 13
INSURANCE

13.1Manufacturer Insurance.  Manufacturer will secure and maintain in full force and effect throughout the term of this Agreement (and for at least five (5) years thereafter for claims made coverage), the following minimum insurance coverage with financially sound and nationally reputable insurers with a minimum A. M. Best Rating of A-, VII:

(a)Workers’ Compensation, including coverage for occupational disease, with benefits determined by statute, including Employers’ Liability of at least [ * ];

(b)Commercial General Liability and Personal/Advertising Injury, including coverage for contractual liability assumed by Manufacturer and coverage for Manufacturer’s independent contractor(s), with at least [ * ] combined single limit for bodily injury and property damage per occurrence, and a general aggregate limit of at least [ * ];

(c)Products Liability, exclusive of the coverage provided by the Commercial General Liability policy, with at least [ * ] per occurrence and an aggregate limit of at least [ * ];

(d)Business Automobile Liability and including non-owned and hired auto liability with at least [ * ] per accident;

(e)Commercial General Liability, Employers’ Liability and Business Automobile Liability limits may be met with any combination of primary and excess or Umbrella Liability Insurance policy limits to provide at least [ * ] per occurrence, and a general aggregate limit of at least [ * ];

(f)“Special Form” Property, valued at replacement cost, covering loss or damage to the Facility and Atara’s property and materials in the care, custody, and control of Manufacturer whether at the Facility, or otherwise with Atara named as loss payee for Atara’s property and materials; and

(g)Crime Insurance with at least [ * ] per occurrence including Employee Dishonesty.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.2General.  Liability policies written on a claims-made basis will have a retroactive date no later than the Effective Date of this Agreement.  Manufacturer agrees to [ * ].  Coverage territory will include [ * ].

13.3Intentionally Omitted.

13.4Evidence of Insurance.  Manufacturer will, upon the execution of this Agreement, after each renewal or material change in coverage, and at any time upon request by Atara, promptly provide Atara with a Certificate of Insurance evidencing coverage required under this Section 13, [ * ] and providing that [ * ] advance written notice will be given to Atara of any material change or [ * ] cancellation in coverage or limits.  Upon Atara’s request, Manufacturer agrees to provide copies of required insurance policies.  Manufacturer agrees to maintain, and to require permitted subcontractors to maintain, other types of insurance and/or additional amounts as is reasonable within the industry providing comparable services.

13.5Insurance Information.  Manufacturer will comply, at Atara’s expense, with reasonable requests for information made by Atara’s insurance provider representative(s), including permitting such representative(s) to inspect the Facility during operational hours and upon reasonable notice to Manufacturer.  In regard to such inspections, the representative(s) will adhere to such guidelines and policies, including those pertaining to safety and non-disclosure as Manufacturer may reasonably require.

Article 14
TERM AND TERMINATION

14.1Term.  This Agreement will take effect as of the Effective Date and, unless earlier terminated pursuant to this Section 14, will expire on the later of (a) three (3) years from the Effective Date; or (b) the completion of Services under all Work Orders executed by the parties prior to the  third anniversary of the Effective Date.  The term of this Agreement may be extended by Atara continuously for additional three (3) year periods upon written notice to Manufacturer at least thirty (30) days prior to the expiration of the then-current term.

14.2Termination by Atara.  Atara will have the right, in its sole discretion, to terminate this Agreement or any Work Order (a) upon [ * ] prior written notice to Manufacturer; or (b) immediately upon written notice if (i)  Manufacturer is or will be unable to perform the Services in accordance with the terms set forth in the applicable Work Order (as may be amended pursuant to Section 5.3(a)); or (ii) Manufacturer fails to obtain or maintain any material governmental licenses or approvals required in connection with the Services that in Atara’s reasonable, good faith judgment would have a material adverse impact on the Services.

14.3Termination by Either Party.  Either party will have the right to terminate this Agreement or any signed Work Orders that are pending by written notice to the other party, upon the occurrence of any of the following:

(a)the other party files a petition in bankruptcy, or enters into an agreement with its creditors, or applies for or consents to the appointment of a receiver or trustee, or makes an

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

assignment for the benefit of creditors, or becomes subject to involuntary proceedings under any bankruptcy or insolvency law (which proceedings remain undismissed for [ * ] days);

(b)the other party fails to start and diligently pursue the cure of a material breach of this Agreement within [ * ] days after receiving written notice from the other party of such breach; or

(c)a force majeure event that will, or continues to, prevent performance (in whole or substantial part) of this Agreement or any pending Work Order for a period of at least [ * ] days.  In the case of a force majeure event relating solely to a pending Work Order, the right to terminate will be limited to such Work Order.

14.4Effect of Termination.  Manufacturer will, upon receipt of a termination notice from Atara under Section 14.2 or Section 14.3, promptly cease performance of the applicable Services and will [ * ].  In particular, Manufacturer will use its reasonable efforts to:

(a)[ * ];

(b)[ * ] inform Atara of any irrevocable commitments made in connection with any pending Work Order(s) prior to termination;

(c)[ * ] return to the vendor for a refund all unused, unopened materials in Manufacturer’s possession that are related to any pending Work Order; provided, that Atara will have the option, but not the obligation, to take possession of any such materials;

(d)[ * ] inform Atara of the cost of any remaining unused, unreturnable materials ordered pursuant to any pending Work Order(s), and either deliver such materials to Atara (or its designee) or properly dispose of them, as instructed by Atara; and

(e)[ * ].

Notwithstanding anything to the contrary herein, termination or expiration of this Agreement in whole or in part will be without prejudice to (i) Manufacturer’s right to receive all fees and expenses accrued and unpaid through the Effective Date of such termination or expiration other than such fees and expenses disputed in good faith by Atara or (ii) any provisions that expressly or necessarily call for performance (including the Manufacturer’s right to reimbursement for fees and expenses incurred in connection with such performance) after such termination or expiration.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.5Damages Upon Termination.  Atara acknowledges and hereby agrees that Manufacturer has dedicated significant resources, including human capital to the Development and Manufacture of the Product, including prior to the Effective Date. Accordingly, if Atara terminates this Agreement under Section 14.2(a), Atara will pay Manufacturer the product of (x) [ * ] and (y) [ * ] as of the date Manufacture receives Atara’s notice that it has decided to terminate this Agreement pursuant to Section 14.2(a):

[ * ]	[ * ]	[ * ]
	[ * ]	[ * ]
	[ * ]	[ * ]
	[ * ]	[ * ]

The amounts payable by Atara under this Section 14.5 are intended to compensate the Manufacturer for damages related to early termination of this Agreement.  [ * ]. Notwithstanding anything herein to the contrary, this Section 14.5 shall terminate and be of no further effect upon [ * ] under this Agreement.

14.6Return of Materials/Confidential Information.  Upon the expiration or termination of this Agreement for any reason, Recipient agrees, except as otherwise provided in this Agreement and to the extent not prohibited by Applicable Law, to return to Discloser all documentation that is not required by law to be retained by the Manufacturer or other tangible evidence or embodiment of Discloser’s Confidential Information and not to use such Confidential Information, unless otherwise agreed.  Notwithstanding the foregoing, Recipient may retain one archival copy of Discloser’s Confidential Information in order to monitor Recipient’s ongoing obligations of confidentiality and limitations on Use of Confidential Information under this Agreement; provided, that such archival copy must only be accessed to the extent required comply with Applicable Law, be kept confidential in accordance with and remain subject to the terms of Article 10,and be stored in a secure location, segregated from Recipient’s regular files.  Manufacturer will also [ * ] return all Atara Materials, Atara Equipment, retained samples, data, reports and other property, information and know-how in recorded form that was provided by Atara, or developed in the performance of the Services, that are owned by or licensed to Atara; provided that Atara will be responsible for all reasonable and documented costs and expenses associated with the return to Atara of Atara Materials, Atara Equipment and/or Atara Confidential Information by Manufacturer pursuant to this Agreement.

14.7Inventories.  Upon expiration or termination of this Agreement or a pending Work Order, Atara at its discretion (a) may purchase from Manufacturer any existing inventory of Product ordered under this Agreement that conforms to the Specifications and is Manufactured in accordance with cGMP (if applicable) and the Manufacturing Process at the price for such Product set forth in the applicable Work Order, plus any additional fee determined in accordance with Section 14.5; and (b) may either (i) purchase any such Product in process held by Manufacturer as of the date of the termination, at a price to be mutually agreed (it being understood that such price will reflect, on a pro rata basis, work performed and non-cancelable out-of-pocket expenses actually incurred by Manufacturer with respect to the Manufacture of such in-process Product); or (ii) direct Manufacturer to dispose of such material at Atara’s cost.  Notwithstanding the option in the preceding sentence, upon expiration or termination of this

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Agreement or a pending Work Order, Atara will purchase from Manufacturer, all inventory of Product ordered and Manufactured, at the price for such Product set forth in the applicable Work Order, plus any additional fee determined in accordance with Section 14.5, if applicable, [ * ].

14.8Payment Reconciliation.  Within [ * ] after the close-out of a Work Order, Manufacturer will provide to Atara a written statement of all work performed by it in connection with the terminated Work Order, breakdown  of the costs associated with that work, and a final invoice for that Work Order.[ * ].

14.9Survival.  Expiration or termination of this Agreement for any reason will not relieve either party of any right or obligation accruing prior to such expiration or termination.  Further, the provisions of Sections [ * ], and any obligation, or liability of either party under this Agreement or under any ancillary agreement executed in connection herewith, or any subsequent addenda hereto or thereto that by its nature and intent remains valid after termination or expiration will survive any termination or expiration of this Agreement; provided, however, that Sections 11.1, 11.2, and 11.3 shall survive until [ * ] such termination or expiration.

Article 15
MISCELLANEOUS

15.1Independent Contractor.  All Services will be rendered by Manufacturer as an independent contractor for federal, state and local income tax purposes and for all other purposes.  Manufacturer will not in any way represent itself to be a partner or joint venturer of or with Atara.  This Agreement does not create an employer-employee relationship between Atara on the one hand and Manufacturer or any employee, subcontractors, Affiliate of Manufacturer, or any Manufacturer personnel on the other.  Manufacturer is acting under this Agreement as an independent contractor with full power and authority to determine the means, manner and method of performance of Manufacturer’s duties.  Manufacturer will be responsible for and will withhold and/or pay any and all applicable federal, state or local taxes, payroll taxes, workers’ compensation contributions, unemployment insurance contributions, or other payroll deductions from the compensation of Manufacturer’s employees and other Manufacturer personnel.  Manufacturer understands and agrees that it is solely responsible for such matters and that it will indemnify Atara and hold Atara harmless from all claims and demands in connection with such matters.

15.2Force Majeure.  Except as otherwise expressly set forth in this Agreement, neither party will have breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including fire, floods, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, acts of God or acts, omissions, or delays in acting, by any governmental authority (“force majeure”).  The party affected by any event of force majeure will promptly notify the other party, explaining the nature, details and expected duration of the force majeure event.  Such party will also notify the other party from time to time as to when the affected party reasonably expects to resume performance in whole or in part of its obligations under this Agreement, and to notify the other party of the cessation of any such event.  A party affected by an event of force majeure will use its reasonable efforts to remedy, remove, or mitigate such

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

event and the effects of it with all reasonable dispatch.  If a party anticipates that an event of force majeure may occur, such party will notify the other party of the nature, details and expected duration of the force majeure event.  Upon termination of the event of force majeure, the performance of any suspended obligation or duty will promptly recommence.

15.3Public Statements. Except to the extent required by applicable law or regulation or the rules of any stock exchange or listing agency, neither party will make any public statement or release concerning this Agreement or the transactions contemplated by this Agreement, or use the other party’s name or the name of any Affiliate of the other party in any form of advertising, promotion or publicity, without obtaining the prior written consent of such party.

15.4Notices.  All notices must be in writing and sent to the address for the recipient set forth in this Agreement below or at such other address as the recipient may specify in writing under this procedure.  All notices must be given by (a) personal delivery, with receipt acknowledged; or (b) prepaid certified or registered mail, return receipt requested; or (c) prepaid recognized next business day or express delivery service.  Notices will be effective upon receipt or at a later date stated in the notice.

If to Manufacturer, to:

7513 Connelley Drive, Suite I

Hanover MD 21076

Attention: CEO

If to Atara, to:

701 Gateway Blvd., Suite 200

South San Francisco, CA 94080

Attention: CEO

15.5Assignment.  This Agreement may not be assigned or otherwise transferred by either party without the prior written consent of the other party; provided, however, that Atara may, without such consent, but with notice to the Manufacturer, assign this Agreement, in whole or in part, (a) in connection with the transfer or sale of all or substantially all of its assets or the line of business or Product to which this Agreement relates; (b) to a successor entity or acquirer in the event of a merger, consolidation or change of control; or (c) to any Affiliate capable of meeting its financial obligations under this Agreement, as determined in good faith by Atara. Any purported assignment in violation of the preceding sentence will be void.  Any permitted assignee will assume the rights and obligations of its assignor under this Agreement.

15.6Entire Agreement.  This Agreement, together with the attached Appendices and any fully-signed Work Orders, each of which are incorporated into this Agreement, constitute the entire agreement between the parties with respect to the specific subject matter of this Agreement and all prior agreements with respect such subject matter are superseded.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.7No Modification.  This Agreement and and/or any Work Order or Quality Agreement may be changed only by a writing signed by authorized representatives of each party.

15.8Severability; Reformation.  Each provision in this Agreement is independent and severable from the others, and no provision will be rendered unenforceable because any other provision is found by a proper authority to be invalid or unenforceable in whole or in part.  If any provision of this Agreement is found by such an authority to be invalid or unenforceable in whole or in part, such provision will be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision and the intent of the parties, within the limits of applicable law.

15.9Governing Law.  This Agreement and any disputes arising out of or relating to this Agreement will be governed by, construed and interpreted in accordance with the internal laws of the laws of the State of New York, U.S.A., without regard to any choice of law principle that would require the application of the law of another jurisdiction.  The parties expressly reject any application to this Agreement of (a) the United Nations Convention on Contracts for the International Sale of Goods; and (b) the 1974 Convention on the Limitation Period in the International Sale of Goods, as amended by that certain Protocol, done at Vienna on April 11, 1980.

15.10Waiver.  Any delay in enforcing a party’s rights under this Agreement, or any waiver as to a particular default or other matter, will not constitute a waiver of such party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written waiver relating to a particular matter for a particular period of time signed by an authorized representative of the waiving party, as applicable.

15.11No Benefit to Third Parties.  The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the parties hereto and their successors and permitted assigns, and they will not be construed as conferring any rights on any other persons.

15.12No Strict Construction; Headings.  This Agreement has been prepared jointly and will not be strictly construed against either party.  The section headings are included solely for convenience of reference and will not control or affect the meaning or interpretation of any of the provisions of this Agreement.  The words “include,” “includes” and “including” when used in this Agreement are deemed to be followed by the phrase “but not limited to”.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.13SEC Filings.  If Atara determines that it is legally required to file this Agreement with the Securities and Exchange Commission (SEC), Atara will use commercially reasonable efforts to seek confidential treatment of the terms of this Agreement pursuant to Applicable Law, it being understood that the SEC ultimately will decide whether to grant such request for confidential treatment. Atara will provide the draft confidential treatment request to Manufacturer with the proposed filing at [ * ] in advance of submission and will in good faith make commercially reasonable efforts to redact any such filing in accordance with Manufacturer’s reasonable instructions.

15.14Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

[Remainder of page left blank intentionally]

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

ATARA BIOTHERAPEUTICS, INC.		COGNATE BIOSERVICES, INC.

By	/s/ John McGrath	By	/s/ J. Kelly Ganjei
Print Name	John McGrath	Print Name	J. Kelly Ganjei
Title	CFO	Title	CEO

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX A
INITIAL WORK ORDER
(Separately Attached)

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX B

FORM OF

WORK ORDER

THIS WORK ORDER is by and between ATARA BIOTHERAPEUTICS, INC. (“Atara”) and COGNATE BIOSERVICES, INC. (“Manufacturer”), will be effective as of the last date of signature below, and upon execution will be incorporated into the Development and Manufacturing Services Agreement between Atara and Manufacturer dated [INSERT DATE] (the “Agreement”).  Capitalized terms in this Work Order will have the same meanings as set forth in the Agreement.

Atara hereby engages Manufacturer to provide Services, as follows:

1.	API/Drug Substance and Product.

Describe the specific API/Drug Substance(s) and Product(s).

2.	Services. Manufacturer will provide the following Services to Atara:

Describe the specific Services to be conducted by Manufacturer or attach Manufacturer’s proposal.

3.	Facilit(ies). The Services described above will be rendered at the following facilities of Manufacturer:

Insert Facility address(es).

4.	Atara Materials. Atara will provide to Manufacturer the following materials to be used by Manufacturer to perform the Services:

Describe specific materials being provided by Atara to Manufacturer.

5.	Atara Equipment.

Describe any equipment that will be provided by Atara to Manufacturer to be used by Manufacturer in performance of the Services.

Manufacturer Representative. Name and Title

6.Manufacturer Representative. Name and Title

7.	Atara Representative.Name and Title
8.

Compensation; Satisfaction of Invoices.  Manufacturer will invoice Atara for all amounts due under this Work Order.  Such amounts will be invoiced in United States Dollars to the attention of [INSERT NAME] as follows: [INSERT] Manufacturer will invoice Atara for Batches of Product on the last day of each month, and the invoice will include Product that has completed fill finish or has been terminated by the date of the invoice. Invoices will be sent to accountspayable@atarabio.com Payment of all undisputed amounts

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

detailed within invoices (other than payment of amounts under invoices disputed with respect to a non-conforming Batch, which dispute will be resolved pursuant to Section 6.5 of the Agreement) will be made by Atara within [ * ] of Atara’s receipt of electronic transmission of each invoice, and reasonable supporting documentation pertaining to any disbursements.

9.

Conflict.  All terms and conditions of the Agreement will apply to this Work Order. In the event of any conflict between this Work Order and the terms of the Agreement, the terms of the Agreement will control.

[Remainder of page left blank intentionally]

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

WORK ORDER AGREED TO AND ACCEPTED BY:

ATARA BIOTHERAPEUTICS, INC.	COGNATE BIOSERVICES, INC.

By	By
Print Name	Print Name
Title	Title
Date	Date

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE I

Scheduled Manufacturer Technology

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A
FORM OF

CERTIFICATE OF ANALYSIS

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B

FORM OF
CERTIFICATE OF COMPLIANCE

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT C

Manufacturer Confidential Information
prohibited from disclosure by atara

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDMENT NO. 1 TO

DEVELOPMENT AND MANUFACTURING SERVICES

AGREEMENT

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDMENT NO. 1 TO DEVELOPMENT AND MANUFACTURING SERVICES
AGREEMENT

This Amendment No. 1 to the Development and Manufacturing Services Agreement (“Amendment”) is made and entered into, effective as of December 21, 2017 (“Amendment Effective Date”), by and between Cognate BioServices, Inc., a Delaware corporation with offices at with an office at 7513 Connelly Drive, Suite I, Hanover, MD 21076 (“Manufacturer”), and Atara Biotherapeutics, Inc., a Delaware corporation located at 611 Gateway Boulevard, Suite #900, South San Francisco, CA 94080 (“Atara”). Each of Atara and Manufacturer are referred to in this Amendment as a “Party” and together, the “Parties”.

Background

WHEREAS, the Parties have entered into that certain Development and Manufacturing Services Agreement (the “Services Agreement”) effective as of August 10, 2015 (the “Effective Date”), pursuant to which Atara engaged Manufacturer to perform certain process development and manufacturing services in relation to Atara’s products, as further described in individual work orders entered into thereunder (the “Services”, as further defined in the Services Agreement);

WHEREAS, the Parties have agreed to amend the Services Agreement to provide for Atara’s [ * ] certain Services at Manufacturer’s facility, among other changes set forth in this Amendment; and

WHEREAS, Section 15.7 of the Services Agreement provides that the Services Agreement may only be modified by a writing signed by authorized representatives of each Party.

NOW, THEREFORE, the Parties desire, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, to amend the Services Agreement as set forth in this Amendment.

Article 1
DEFINITIONS

1.1Capitalized Terms. Capitalized terms used in this Amendment shall have the meanings set forth in the Services Agreement unless otherwise defined and set forth in this Amendment. Except as expressly modified by this Amendment, the remainder of the Services Agreement shall remain in force in accordance with its terms and without any modification.

Article 2
AMENDMENTS

2.1Amendment of Section 1.39. Section 1.39 of the Services Agreement is hereby amended in its entirety as follows:

1.39  “Services” means the Development, Manufacturing and/or other services described in a Work Order or Workstream entered into by the parties.

2.2Addition of New Section 1.43. Article 1 of the Services Agreement is hereby amended by adding a new Section 1.43 thereto as follows:

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.43  “Workstream” means workstreams entered into between the parties covering the provision of services therein and attached to this Agreement as Exhibit D.

2.3Amendment of Section 5.2(d).  Section 5.2(d) (Access to Facility) of the Services Agreement is hereby amended in its entirety as follows:

5.2(d)  Access to Facility. During the term of this Agreement, with Manufacturer’s knowledge (which knowledge shall be deemed given to the extent so stated in the Workstreams listed on Exhibit D), Manufacturer will permit Atara or its duly authorized representatives to [ * ] certain Services identified in [ * ] Exhibit D, which Services on Exhibit D may be amended from time to time as set forth therein, including the Manufacturing of any Batch of Product; provided, that, Atara will (i) [ * ] and (ii) [ * ]. For clarity, Manufacturer will [ * ]. Manufacturer also agrees that Atara and its duly authorized agents will have access, during normal business hours and during [ * ], [ * ] those portions of the Facility where the Product is Manufactured and [ * ] the Manufacturing Process to   [ * ], including [ * ] of (i) the Equipment and materials used in the performance of Services; (ii) the holding facilities for such materials and Equipment; and (iii) all Records relating to such Services and the Facility. In addition to Atara’s rights with respect to Person(s)-in-Plant as set forth in Section 6.4, Atara will also have the right, at its expense, to conduct   [ * ] upon reasonable prior written notice to Manufacturer, and Manufacturer agrees to cooperate with Atara [ * ]. Atara will and will cause its duly authorized representatives (including the Person(s)-In- Plant) to, comply with the Manufacturer’s reasonable instructions and/or monitoring policies (as the same may be amended from time to time) at all times any Atara representatives (including Person(s)-in-Plant and all other representatives or agents of Atara) are in the Facility. Subject to Manufacturer’s obligations under Applicable Law and obligations of confidentiality to third parties, [ * ]; provided, that Atara shall not have access to any cleanroom suite or storage areas in the Facility used or allocated for providing services to other current, prospective or future clients of Manufacturer.

2.4Amendment of Section 6.4. Section 6.4 (Man-in-Plant) of the Services Agreement is hereby amended in its entirety as follows:

6.4 Person(s)-In-Plant. At Atara’s discretion, Atara may designate [ * ] (the “Person(s)-In-Plant”) who will be present in those portions of the Facility where Manufacturer is engaged in the performance of the Services, including without limitation [ * ]. The Person(s)-in-Plant may [ * ] in (a) all activities [ * ], (b) all activities [ * ] and (c) those activities set forth in Exhibit D. The Parties shall cooperate in relation to the performance of any Services that involve the Person(s)-in-Plant, provided that, subject to Manufacturer’s obligations under Applicable Law and obligations of confidentiality to third parties, each Party’s [ * ] shall be as set forth in Exhibit D.  All Person(s)-in-Plant shall be employees or consultants engaged by Atara, and Atara shall remain responsible for [ * ] costs associated with their engagement or employment and provision of services, including when performing activities as Person(s)-in-Plant.

2.5Amendment of Section 10.3.  Section 10.3 (Permitted Disclosure) of the Services Agreement is hereby amended and restated in its entirety, as follows:

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.3  Permitted Disclosure. Recipient may provide Discloser’s relevant Confidential Information to its Affiliates, and to its and their directors, employees, consultants (including, with respect to Atara, the Person(s)-In-Plant and all other agents or representatives of Atara who access the Facility or have access to Manufacturer Confidential Information pursuant to Section 5.2(d)), contractors and agents; provided, however, that in each case (a) each of such Affiliates, directors, employees, consultants, contractors and agents (and with respect to Atara, the Person(s)-In-Plant and all other agents or representatives of Atara who access the Facility or have access to Manufacturer Confidential Information pursuant to Section 5.2(d)), have a bona fide need to know Discloser’s Confidential Information to perform its obligations under this Agreement (including any Work Order executed hereunder), (b) are bound by written obligations of confidentiality with respect to the Discloser’s Confidential Information that are at least as restrictive as those set forth in this Agreement; and (c) Recipient remains liable for the compliance by and breach of such obligations by its Affiliates, employees, consultants (including, with respect to Atara, the Person(s)-In-Plant and all other agents or representatives of Atara who access the Facility or have access to Manufacturer Confidential Information pursuant to Section 5.2(d)), contractors and agents. Recipient may also disclose Discloser’s Confidential Information to third parties only to the extent such disclosure is required to comply with Applicable Law, the rules of any stock exchange or listing entity, or to defend or prosecute litigation; provided, that to the extent not prohibited by Applicable Law, Recipient provides prior written notice of such disclosure to Discloser, takes all reasonable and lawful actions to avoid or minimize the degree of such disclosure, and cooperates reasonably with Discloser in any efforts to seek a protective order. If disclosure of Discloser’s Confidential Information is nevertheless required, Recipient will disclose only that portion of Discloser’s Confidential Information that is legally required and then only to those parties legally required. Furthermore, (i) Atara may disclose Confidential Information of Manufacturer relating to the Development and/or Manufacture of Product to [ * ] or [ * ], and who in each case have a specific need to know such Confidential Information and who are bound by a like obligation of confidentiality and restrictions on use; provided such Confidential Information of Manufacturer shall not include or reference any of the information specified on Exhibit C hereto; and (ii) Manufacturer may disclose the existence and key financial terms of this Agreement and the fact that Manufacturer is performing the Services for Atara to [ * ] or   [ * ], and who in each case have a specific need to know such Confidential Information and who are bound by a like obligation of confidentiality and restrictions on use.

2.6Addition of New Section 10.6. Article 10 of the Services Agreement is hereby amended by adding new Section 10.6 (Restrictive Covenants) immediately following Section 10.5, as follows:

10.6Restrictive Covenants.

(a)For a period of [ * ] from the termination or expiration of the Services Agreement, (i) Manufacturer will not and will cause its Affiliates, employees, officers, and directors not to, directly or indirectly, hire, engage, employ or solicit for employment (as an employee, consultant or otherwise) any employees or consultants of Atara (“Atara

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Employees”) or induce or attempt to induce any Atara Employees to leave his or her employment or engagement with Atara, or in any way intentionally interfere with the employment relationship between any Atara Employees and Atara, in each case for the purpose of employing or engaging the services of any such Atara Employee or for soliciting any such Atara Employee to become an employee or consultant of Manufacturer or its Affiliates or any other party; provided, however, that nothing herein shall preclude Manufacturer from employing or soliciting any Atara Employee (A) who independently responds to any public advertisement or general solicitation (such as a newspaper advertisement, recruiter solicitation or internet posting) not specifically targeting such Atara Employee or (B) following the termination of such Atara Employee’s employment with Atara for any reason, provided, that Manufacturer has not induced such Atara Employee to terminate his or her employment in breach of Manufacturer’s obligations hereunder and (ii) Atara will not and will cause its Affiliates, employees, officers, and directors not to, directly or indirectly, hire, engage, employ or solicit for employment (as an employee, consultant or otherwise) any employees or consultants of Manufacturer (“Manufacturer Employees”) or induce or attempt to induce any Manufacturer Employees to leave his or her employment or engagement with Manufacturer, or in any way intentionally interfere with the employment relationship between any Manufacturer Employees and Manufacturer, in each case for the purpose of employing or engaging the services of any such Manufacturer Employee or for soliciting any such Manufacturer Employee to become an employee or consultant of Atara or its Affiliates or any other party; provided, however, that nothing herein shall preclude Atara from employing or soliciting any Manufacturer Employee (A) who independently responds to any public advertisement or general solicitation (such as a newspaper advertisement, recruiter solicitation or internet posting) not specifically targeting such Manufacturer Employee or (B) following the termination of such Manufacturer Employee’s employment with Manufacturer for any reason, provided, that Atara has not induced such Manufacturer Employee to terminate his or her employment in breach of Atara’s obligations hereunder.

(b)Each of Manufacturer and Atara acknowledges and agrees that the restrictive covenants contained in this Section 10.6 are necessary for the protection of the Parties respective businesses and are reasonable in terms of time, geographic area, scope and content.

2.7Amendment of Section 12.2. Section 12.2 (Indemnification by Atara) of the Services Agreement is hereby amended and restated in its entirety as follows:

12.2.Indemnification by Atara. Atara will indemnify, defend and hold harmless Manufacturer, its Affiliates and its and their respective officers, directors, employees, Permitted Subcontractors, and agents (collectively, the “Manufacturer Indemnitees”) against any and all Losses in connection with any and all Claims that may be brought or instituted against any Manufacturer Indemnitee by any third party to the extent they arise out of or relate to (a) [ * ]; (b) [ * ]; (c) [ * ]; or (d) [ * ].

2.8Amendment of Section 13.4.  Section 13.4 (Evidence of Insurance) of the Services Agreement is hereby amended in its entirety as follows:

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.4Evidence of Insurance. Manufacturer will, upon the execution of this Agreement, after each renewal or material change in coverage, and at any time upon request by Atara, promptly provide Atara with a Certificate of Insurance evidencing coverage required under this Section 13, [ * ], and providing that, to the extent possible, [ * ] advance written notice will be given to Atara of any material change or [ * ] cancellation in coverage or limits. The insurance policies set forth in Section 13.1(b) will cover any [ * ]. Atara will maintain insurance comparable to the insurance maintained by Manufacturer under Section 13.1(a) and 13.1(b) [ * ]. Manufacturer agrees to require Permitted Subcontractors performing Services to maintain, other types of insurance and/or additional amounts of insurance as is reasonable within the industry for service providers providing comparable services.

2.9Amendment of Section 14.6.  Section 14.6 (Return of Materials/Confidential Information) of the Services Agreement is hereby amended and restated as follows:

14.6Return of Materials/Confidential Information. Upon the earlier of the request of Discloser or the expiration or termination of this Agreement for any reason, Recipient agrees, except as otherwise provided in this Agreement and to the extent not prohibited by Applicable Law, to return to Discloser all documentation or other tangible evidence or embodiment of Discloser’s Confidential Information that is not required by law to be retained by the Recipient and not to use such Confidential Information, unless otherwise agreed by the parties in writing. Notwithstanding the foregoing, Recipient may retain one archival copy of Discloser’s Confidential Information in order to monitor Recipient’s ongoing obligations of confidentiality and limitations on Use of Confidential Information under this Agreement; provided, that such archival copy must only be accessed to the extent required comply with Applicable Law, be kept confidential in accordance with and remain subject to the terms of Article 10, and be stored in a secure location, segregated from Recipient’s regular files. Manufacturer will also [ * ] return all Atara Materials, Atara Equipment, retained samples, data, reports and other property, information and know-how in recorded form that was provided by Atara, or developed in the performance of the Services, that are owned by or licensed to Atara; provided that Atara will be responsible for all reasonable and documented costs and expenses associated with the return to Atara of Atara Materials, Atara Equipment and/or Atara Confidential Information by Manufacturer pursuant to this Agreement. Upon the written request of Manufacturer, Atara will destroy or return to Manufacturer (as requested by Manufacturer) all tangible copies, extracts or other representations of any portion of any Manufacturer Confidential Information that Atara comes into possession of as a result of Atara’s Person(s)-In-Plant, and other representatives’ or agents’ access to the Facility or Manufacturer Confidential Information pursuant to Section 5.2(d).

2.10Addition of Exhibit D. A new Exhibit D shall be added to the Services Agreement in the form attached to this Amendment.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Article 3
MISCELLANEOUS

3.1No Waiver. Nothing in this Amendment is intended to operate as a waiver of any claims either Party may have against the other Party arising prior to the date of this Amendment, including any claims arising prior to the date of this Amendment with respect to the performance of the Services or otherwise under the Services Agreement. Any delay in enforcing a party’s rights under this Amendment or the Services Agreement, or any waiver as to a particular default or other matter, will not constitute a waiver of such party’s rights to the future enforcement of its rights under this Amendment or the Services Agreement, except with respect to an express written waiver relating to a particular matter for a particular period of time signed by an authorized representative of the waiving Party, as applicable.

3.2Miscellaneous. This Amendment shall be governed by and interpreted in accordance with the law of the State of New York, U.S.A., without reference to the principles of conflicts of laws. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to the transactions contemplated by this Amendment. Except as specifically amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Except to the extent expressly provided herein, the Services Agreement, as amended by this Amendment, including all appendices, exhibits and schedules to each of the foregoing, together with all of the Work Orders executed by the Parties, constitute the entire agreement between the Parties relating to the subject matter of the Services Agreement and supersedes all previous oral and written communications, including all previous agreements, between the Parties.

[Remainder of Page Intentionally Left Blank]

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, Manufacturer and Atara have executed this Amendment by their respective officers hereunto duly authorized, on the day and year hereinafter written. The Parties acknowledge and agree that the signature date may not be the Amendment Effective Date.

Cognate BioServices, Inc.

By:	/s/ J. Kelly Ganjei
Name:	/s/ J. Kelly Ganjei
Title:	Chief Executive Officer

Atara Biotherapeutics, Inc.

By:	/s/ Joe Newell
Name:	Joe Newell
Title:	Executive Vice President, Technical Operations

Exhibit D to Services Agreement

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDMENT NO. 2 TO

DEVELOPMENT AND MANUFACTURING SERVICES

AGREEMENT

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDMENT NO. 2 TO DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT

This Amendment No. 2 to the Development and Manufacturing Services Agreement (“Second Amendment”) is made and entered into, effective as of May 4, 2018 (“Second Amendment Effective Date”), by and between Cognate BioServices, Inc., a Delaware corporation with an office at 7513 Connelly Drive, Suite I, Hanover, MD 21076 (“Manufacturer”), and Atara Biotherapeutics, Inc., a Delaware corporation located at 611 Gateway Boulevard, Suite #900, South San Francisco, CA 94080 (“Atara”).  Each of Atara and Manufacturer are referred to in this Second Amendment as a “party” and together, the “parties.”

Background

WHEREAS, the Parties have entered into that certain Development and Manufacturing Services Agreement (the “Services Agreement”) effective as of August 10, 2015 (the “Effective Date”), pursuant to which Atara engaged Manufacturer to perform certain process development and manufacturing services in relation to Atara’s products, as further described in individual work orders entered into thereunder (the “Services”, as further defined in the Services Agreement);

WHEREAS, the Parties entered into the First Amendment to the Services Agreement effective December 21, 2017 (the “First Amendment”) to provide for Atara’s [ * ] certain Services at Manufacturer’s facility; and

WHEREAS, the Parties have agreed to further amend the Services Agreement to revise certain other terms of the Services Agreement; and

WHEREAS, Section 15.7 of the Services Agreement provides that the Services Agreement may only be modified by a writing signed by authorized representatives of each Party.

NOW, THEREFORE, the Parties desire, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, to amend the Services Agreement as set forth in this Second Amendment.

Article 1
DEFINITIONS

1.1Capitalized Terms. Capitalized terms used in this Second Amendment shall have the meanings set forth in the Services Agreement, as amended, unless otherwise defined in in this Second Amendment.  Except as expressly modified by this Second Amendment, the remainder of the Services Agreement shall remain in force in accordance with its terms and without further modification.

Article 2
AMENDMENTS

2.1Amendment of Section 1.10.  Section 1.10 “Batch” of the Services Agreement is hereby amended in its entirety as follows:

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.10“Batch” means a specific quantity of Product that is intended to be of uniform character and quality, within specified limits, and is produced during the same cycle of Manufacture as defined by the applicable Batch record.  For clarity, the terms Product and Batch include [ * ] (in each case as specified in the applicable Work Order).

2.2Amendment of Section 1.14.  Section 1.14 “cGMP” of the Services Agreement is hereby amended in its entirety as follows:

1.14“cGMP” means current good manufacturing practices and regulations applicable to the Manufacture of Product that are promulgated by the applicable Authority, as are applicable to the Product, (a) [ * ] and (b) [ * ].

2.3Addition of New Section 2.4.  Article 2 of the Services Agreement is hereby amended by adding new Section 2.4 (Commercial Supply Agreement) immediately following Section 2.3, as follows:

2.4Commercial Supply Agreement.  [ * ] following the Second Amendment Effective Date, the parties will negotiate in good faith a manufacture and supply agreement for the commercial production and supply of Product (the “CSA”).

2.4Amendment of Section 3.2.  Section 3.2 (Communications) of the Services Agreement is hereby amended in its entirety as follows:

3.2Communications.

(a)Operations Meetings; Production Forecasts.  The parties will hold plant leadership team meetings via teleconference or in person, on a periodic basis as agreed upon by the Representatives.  Notwithstanding the foregoing, the parties will hold a monthly meeting of the plant leadership team members from each party which shall be held in person, unless the parties mutually agree to hold such meeting by teleconference (“Operations Meeting”).  In each Operations Meeting, Atara will provide a rolling written [ * ] Batch production demand forecast (such [ * ] forecast, the “Demand Forecast”) so that Manufacturer can prepare a production schedule and plan for the purchase of the necessary raw materials and consumables to be provided by Manufacturer under the applicable Work Order.  Subject to the remainder of this Section 3.2, the Demand Forecast will be binding on Atara with respect to (i) [ * ] for production of the full number of Batches of Product set forth in such Demand Forecast (the “Committed Materials Costs”), and (ii) [ * ]. Atara will also provide to Manufacturer at each Operations Meeting, where reasonably practicable, a non-binding rolling estimated Batch demand forecast covering an additional [ * ] (i.e. so that the total forecast covers a period of [ * ]).  Atara will be required to (A) pay, [ * ] following delivery by Manufacturer of an invoice therefor) all Committed Materials Costs (i.e. all raw materials necessary to Manufacture [ * ] set forth in such Demand Forecast), less any amounts already paid by Atara (or that are the subject to invoices already issued by Manufacturer) for Prepaid Materials Costs.  For clarity, for any Committed Materials Costs that are also Prepaid

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Materials Costs that have been approved at an Operations Meeting, the payment terms applicable to Prepaid Materials Costs will govern, and (B) execute work orders for the Manufacture of, and purchase [ * ] of the quantity (by number of Batches) of Product requested in each such Demand Forecast.  If Atara orders [ * ] set forth in the Demand Forecast, then any raw materials and supplies purchased by Manufacturer that have been paid for by Atara as Committed Materials Costs shall be held by Manufacturer and used for Manufacture of Batches ordered by Atara in subsequent periods (and covered by subsequent Demand Forecasts), provided that Manufacturer may, upon prior written notice to Atara, dispose of or destroy any such raw materials that are outside their shelf life, or are otherwise unsuitable for use in Manufacture of subsequent Batches, [ * ] with respect to [ * ]. Manufacturer shall provide an update at each Operations Meeting of the quantity of raw materials and supplies that have been paid for by Atara as Committed Materials Costs and are being held for application against subsequent production.  The Updated Financial Terms in Section 2 of Exhibit F sets forth the price and payment terms applicable to each of such Batches of Product Manufactured on and after the Second Amendment Effective Date (each such Batch for which Manufacture is commenced after the Second Amendment Effective Date, a “Price Adjusted Batch”).

(b)Manufacturer Operations Meeting Reports.  In each Operations Meeting, Manufacturer will provide (i) a report identifying the number of (A) Final Batch Dispositions and any (B) [ * ] Batches produced in the preceding calendar month(s), (ii) a [ * ], (iii) a [ * ] forecast of expected costs of raw materials to be provided by Manufacturer under the applicable Work Order (the “Raw Materials Cost Forecast”), (iv) operational and quality metrics as may be mutually agreed to by the parties, and (v) as set forth in the applicable Work Order, such other reports as Atara may reasonably request from time to time.  Each party will cover its own expenses with respect to the attendance of all Operations Meetings.  Manufacturer will make written reports to Atara to the extent and as specified in the applicable Work Order and as required in connection with any Operations Meeting (including for the purposes of reporting on (i) through (v) of this Section 3.2(b)).

2.5Production Forecasts.  Without limiting Atara’s obligations to provide the Demand Forecast (and the rolling non-binding forecast of production)  at each Operations Meeting, as set forth above, within [ * ] following the Second Amendment Effective Date, Atara will provide to Manufacturer a non-binding forecast of its estimated production requirements for Product on a         [ * ] during the [ * ] period immediately following the Second Amendment Effective Date, prepared in good faith and on reasonable grounds, and reflecting Atara’s commercially reasonable estimate of its needs for Product over the applicable period.

2.6Amendment of Section 4.1.  Section 4.1 (Supply of Materials) of the Services Agreement is hereby amended in its entirety as follows:

4.1Supply of Materials.  Manufacturer will supply, in accordance with the payment schedule(s) included in the applicable Work Order and in accordance with the relevant

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

approved raw material specifications, all materials to be used by Manufacturer in the performance of Services under a Work Order other than the Atara Materials specified in such Work Order.  Without limiting the foregoing, any such materials that the parties, at an Operations Meeting, mutually agree require prepayment will be subject to the Updated Financial Terms set forth in Section 2 of Exhibit F.  Atara or its designees will provide Manufacturer with the Atara Materials in accordance with the schedule established at the applicable Operations Meeting.  Manufacturer agrees (a) to acknowledge receipt of all Atara Materials received; (b) not to provide Atara Materials to any third party without the express prior written consent of Atara; (c) not to use Atara Materials for any purpose other than conducting the Services, and without limiting the generality of the foregoing, will not analyze, characterize, modify or reverse engineer any Atara Materials or take any action to determine the structure or composition of any Atara Materials unless required pursuant to a signed Work Order (or necessary to confirm that all applicable standards are met, solely in connection with an Investigational Process and with Atara’s prior written consent); and (d) to destroy or return to Atara all unused quantities of Atara Materials according to Atara’s written directions and at Atara’s sole cost and expense.

2.7Amendment of Section 6.2. Section 6.2 (Provision of Records) of the Services Agreement is hereby amended it its entirety as follows:

6.2Provision of Records.  If, based upon such tests and documentation review, a Batch of Product conforms to the Specifications and was Manufactured according to cGMP (if applicable) and the Manufacturing Process, then a Certificate of Compliance (or other applicable disposition form) will be completed and approved by the quality assurance department of Manufacturer. Batches for which Manufacture commenced prior to the Second Amendment Effective Date will be invoiced in accordance with the applicable Work Order and Price Adjusted Batches will be invoiced in accordance with Sections 7 and 8 of the Updated Financial Terms in Exhibit F.  This Certificate of Compliance (or other applicable disposition form), a Certificate of Analysis, the Specifications, and a complete and accurate copy of the Batch records including those items set forth on Exhibit E (collectively, the “Batch Documentation”) for each Batch of Product will be delivered by Manufacturer to Atara electronically.

2.8Amendment of Section 6.3.  (Review of Batch Documentation) of the Services Agreement is hereby amended it its entirety as follows:

6.3Review of Batch Documentation.  Each party will review the Batch Documentation for each Batch of Product and may test samples of the Batch of Product against the Specifications.  Atara will notify Manufacturer in writing of its acceptance or rejection of such Batch based on not more than [ * )] review cycles completed within a period of [ * ] commencing upon Atara’s receipt of the Batch Documentation relating to such Batch.  Each party will use commercially reasonable efforts to review the Batch Documentation within less than [ * ] review cycles and within less than [ * ] following receipt.  During this review period, the parties agree to respond promptly, but in any

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

event within [ * ], to any reasonable inquiry or request for a correction or change by the other party with respect to such Batch Documentation.

2.9Amendment of Section 6.5.  Section 6.5 (Disputes) of the Services Agreement is hereby retitled as “Non-Conforming Product; Disputes” and is amended in its entirety as follows:

6.5Non-Conforming Product; Disputes.

(a)Upon Atara’s receipt and review of the Batch Documentation within the time period set forth in Section 6.3, Atara shall in accordance with Section 6.3 notify Manufacturer in writing if Atara believes, in good faith and based on reasonable grounds that any Batch (i) fails to conform to the Specifications, (ii) was not Manufactured in compliance with cGMP (if applicable) or (iii) was not Manufactured in compliance with the Manufacturing Process (as modified by any Planned Deviations, if any, that were preapproved in writing by Atara) (such Batch, a “Non-Conforming Batch”).  Non-Conforming Batches shall be addressed in accordance with the remainder of this Section 6.5 and Section 6.6.

(b) If a Batch is a Non-Conforming Batch, then a root cause analysis on such Non-Conforming Batch will be undertaken in accordance with subsection (c) below (the “Investigational Process”).  Atara will be required to pay for [ * ] of the amount set forth in invoices for Product that is a Non-Conforming Batch within the time frame required under the applicable Work Order, with the remainder of such invoiced amount held pending the determination of an Investigational Process.  Payment of an invoice by Atara will not constitute a waiver of remedies available to Atara under Section 6.6, except for claims that a Batch is or was a Non-Conforming Batch where Product in such Batch is or was approved for Final Disposition (as defined in Exhibit E).

(c)Without limiting subsection (b) above, the parties agree that any Non-Conforming Batch (or where the parties cannot agree, any Batch that either party believes to be Non-Conforming) will first be reviewed through the Investigational Process by a joint “Investigation Team” made up of [ * ].  If the Investigation Team is unable to make a determination of the root cause within [ * ] following identification of the Non-Conforming Batch (or submission of a disputed Batch to the Investigational Process for determination of whether it is Non-Conforming), an analysis and review will be performed by the joint “Materials Review Board.”  The Materials Review Board shall [ * ].  Either Party may make changes to their members on the Materials Review Board at any time on written notice to the other party, provided that any such replacement shall be of equivalent experience and seniority.  This Materials Review Board shall be responsible for making the determination of the root cause.  If the Materials Review Board cannot agree as to the root cause of the non-conformance in the Non-Conforming Batch and believe that additional Investigational Processes are needed to make such determination, the Parties may mutually agree to conduct such additional investigations and to return such Non-Conforming Batch for consideration by the joint Materials Review Board with the results of such additional

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

investigations, if any.  If the Materials Review Board cannot agree on the root cause (with or in absence of such additional investigations) within [ * ] following its first consideration (or such further consideration if additional investigations are conducted), then any dispute shall be referred for final binding resolution to a [ * ] (the “Quality Expert”).  The parties will mutually agree on the Quality Expert, or if unable to agree, each party will propose * , with which neither party has an existing or prior contractual relationship, to serve as the Quality Expert and one of such candidates will be selected, at random (in a blind drawing), to serve as the Quality Expert. Each candidate proposed to serve as such Quality Expert shall have at least [ * ] of experience in [ * ]. As necessary or appropriate to permit the Quality Expert to evaluate the root cause of the non-conformance and make a determination, the parties will provide the Quality Expert with the defined terms, a [ * ], and the Batch Documentation. The Quality Expert will make a determination as to whether or not the Batch is Non-Conforming (if there is a dispute as to whether the Batch is a Non-Conforming Batch), and the root cause of non-conformance using [ * ] for the Batch.  Notwithstanding the foregoing, if the Quality Expert determines that [ * ] selected by the Quality Expert from among the approved or qualified vendors utilized in the Manufacture of Product. The determination of the root cause by such Quality Expert shall occur within [ * ] of receiving the necessary information from the joint Materials Review Board, unless [ * ].  The decision of the Quality Expert will be final and binding on the parties absent manifest error, provided that a failure by any Quality Expert to reach a determination within [ * ] period (as it may be extended for additional testing) shall not render such decision invalid or unenforceable.  [ * ].  If, however, the Quality Expert cannot establish the root cause of the non-conformance (with or without additional testing), then[ * ].

(d)Following Investigation Team and/or Materials Review Board review and/or Quality Expert analysis set forth in subsection (c) above:

(i)A Non-Conforming Batch is a “Manufacturer Non-Conforming Batch” if [ * ].

(ii)A Non-Conforming Batch is an “Atara Non-Conforming Batch” if [ * ].

(e)If a Non-Conforming Batch is finally determined pursuant to this Section 6.5 (by agreement of the parties, through the Materials Review Board or the Quality Expert, as applicable) to be (i) a Manufacturer Non-Conforming Batch, then Section 6.6(a) shall apply or (ii) an Atara Non-Conforming Batch, then Section 6.6(b) shall apply.

(f)In addition to carrying out the Investigational Process, the parties will meet to discuss, evaluate and analyze the implications of the failure to comply with the Specifications, cGMP (if applicable) and/or the Manufacturing Process and will decide whether to proceed with or to amend the applicable Work Order via a Change Order, or to terminate such Work Order.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(g)Following the execution of the Second Amendment, [ * ].  For clarity, in the absence of any other written agreement between the parties, the parties will [ * ] the responsibility for all Standard Costs associated with any [ * ].

2.10Amendment of Section 6.6.  Section 6.6 is hereby retitled as “Remedies for Non-Conforming Product”, and is hereby amended in its entirety as follows:

6.6Remedies for Non-Conforming Product.

(a)If the parties agree or if determined in accordance with Section 6.5 above that a Batch of Product is a Manufacturer Non-Conforming Batch then, Manufacturer will, [ * ]:

(i)[ * ]; or

(ii)[ * ].

For clarity, performance by Manufacturer, [ * ], of the remedy under (i) or (ii) satisfies Manufacturer’s obligations in respect of any Manufacturer Non-Conforming Batch.

(b)If the parties agree or if determined in accordance with Section 6.5 above that a Batch of Product is an Atara Non-Conforming Batch, then Atara will [ * ], and shall pay all amounts owed with respect to such Atara Non-Conforming Batch within [ * ] following delivery of an invoice by Manufacturer after completion of the Investigational Process.  Atara will pay Manufacturer the fees, costs and expenses for such Atara Non-Conforming Batch (i) in accordance with the applicable Work Order in respect of Batches for which Manufacture commenced prior to the Second Amendment Effective Date and (ii) in accordance with Sections 7 and 8 of the Updated Financial Terms in Exhibit F in respect of Price Adjusted Batches, and Atara will not be entitled to the remedies set forth in Section 6.6(a).

(c)For clarity, unless the Non-Conforming Batch is determined to be a Manufacturer Non-Conforming Batch pursuant to Section 6.5, and without limiting Section 6.5(g), Manufacturer will not be responsible for [ * ] under clause (a)(i) of this Section 6.6 or for [ * ] under clause (a)(ii) of this Section 6.6.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.11Amendment of Section 8.1.  Section 8.1 (Price) of the Services Agreement is hereby amended in its entirety as follows:

8.1Price.  The price of Product and/or the fees and expenses for the performance of Services will be set forth in the applicable Work Order; provided that for all Price Adjusted Batches, the price of Product and the fees and expenses for the performance of Services in connection with such Price Adjusted Batch will be governed by Sections 7 and 8 of the Updated Financial Terms set forth in Exhibit F, unless the applicable Work Order expressly states its intention to supersede the Updated Financial Terms.  All dollar ($) amounts specified in this Agreement are United States dollar amounts and all payments to be made under this Agreement will be made in United States dollars.

2.12Amendment to Section 14.1.  Section 14.1 of the Services Agreement is hereby amended in its entirety as follows:

14.1Term.  This Agreement will take effect as of the Effective Date and, unless earlier terminated pursuant to this Article 14, will expire on the later of (a) one (1) year from the Second Amendment Effective Date; or (b) the entry by the parties into a CSA.

2.13Addition of Exhibit E.  A new Exhibit E (“Batch Disposition Requirements”) is hereby added to the Services Agreement in the form attached as Appendix 1 to this Second Amendment.

2.14Addition of Exhibit F.  A new Exhibit F (“Updated Financial Terms”) is hereby added to the Services Agreement in the form attached as Appendix 2 to this Second Amendment.  The Updated Financial Terms shall only apply to Price Adjusted Batches.  To the extent the Updated Financial Terms conflict with the payment terms set forth in the Work Order by and between Atara and Manufacturer with an effective date of August 7, 2015, as subsequently modified by a Change Order effective as of March 21, 2016 and amended on June 20, 2016 (“Work Order 1”), the Updated Financial Terms shall govern with respect to all payments for Price Adjusted Batches.

Article 3
MISCELLANEOUS

3.1No Waiver.  Nothing in this Second Amendment is intended to operate as a waiver of any claims either Party may have against the other Party arising prior to the date of this Second Amendment with respect to the performance of the Services or otherwise under the Services Agreement, provided that Atara shall have no right to make a claim for refund or replacement under Section 6.6 (as amended by this Second Amendment) on the basis of Non-Conformance in connection with any Batch approved by Atara for disposition or final disposition prior to the date hereof, and all of such claims are waived and extinguished upon execution of this Second Amendment.  For clarity, the waiver in the preceding sentence does not affect the discount set forth in Section 4 of the Updated Financial Terms set forth in Exhibit F.  Any delay in enforcing a Party’s rights under this Second Amendment or the Services Agreement, or any waiver as to a particular default or other matter, will not constitute a waiver of such Party’s rights to the future

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

enforcement of its rights under this Second Amendment or the Services Agreement, except with respect to an express written waiver relating to a particular matter for a particular period of time signed by an authorized representative of the waiving Party, as applicable.

3.2Miscellaneous.  This Second Amendment shall be governed by and interpreted in accordance with the law of the State of New York, U.S.A., without reference to the principles of conflicts of laws.  The United Nations Convention on Contracts for the International Sale of Goods shall not apply to the transactions contemplated by this Second Amendment. Except as specifically amended by this Second Amendment, the terms and conditions of the Services Agreement shall remain in full force and effect.  This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Except to the extent expressly provided herein, the Services Agreement, as amended by the First Amendment, and by this Second Amendment, including all appendices, exhibits and schedules to each of the foregoing, together with all Work Orders executed by the Parties, constitute the entire agreement between the Parties relating to the subject matter of the Services Agreement and supersedes all previous oral and written communications, including all previous agreements, between the Parties.

[Remainder of Page Intentionally Left Blank]

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, Manufacturer and Atara have executed this Second Amendment by their respective officers hereunto duly authorized, on the day and year hereinafter written.  The Parties acknowledge and agree that the signature date may not be the Second Amendment Effective Date.

Cognate BioServices, Inc.

By:	J. Kelly Ganjei
Name:	/s/ J. Kelly Ganjei
Title:	Chief Executive Officer

Atara Biotherapeutics, Inc.

By:	/s/ Isaac Ciechanover
Name:	Isaac Ciechanover
Title:	Chief Executive Officer and President

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix 1

Exhibit E (to Services Agreement)

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix 2

Exhibit F (to Services Agreement)

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 2

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.